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                                    GUARANTEE


                           dated as of March 14, 1994


                                       by


                       AMERICAN PRESIDENT COMPANIES, LTD.
                                                    (as Guarantor)


                                   in favor of


                         KREDITANSTALT FUR WIEDERAUFBAU
                                                    (as Agent and
Lender)


                                       and


                             COMMERZBANK AG, HAMBURG
                                                    (as Syndicate Agent)


                          COMMERZBANK AG (KIEL BRANCH)
                           DRESDNER BANK AG IN HAMBURG
                            VEREINS- und WESTBANK AG
                             DEUTSCHE SCHIFFSBANK AG
                      NORDDEUTSCHE LANDESBANK-GIROZENTRALE
                            DEUTSCHE VERKEHRS-BANK AG
                     BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                                    (as the Syndicate)


_________________________________________________________________
_________________________________________________________________
               GUARANTEE, dated as of March 14, 1994, by AMERICAN

PRESIDENT COMPANIES, LTD., a Delaware corporation (the "Guarantor"), in favor of Kreditanstalt fur Wiederaufbau, a corporation organized and existing under the laws of the Federal Republic of Germany whose address is Palmengartenstrasse 5-9, Postfach 11-11-41, D-60325 Frankfurt am Main

("KfW"), COMMERZBANK AG (HAMBURG), a banking corporation incorporated in the Federal Republic of Germany whose address is Ness 7-9, D-20457

Hamburg, (the "Syndicate Agent") and the banks listed in Schedule 1 which is attached hereto (KfW, the Syndicate Agent and such banks hereinafter referred to as the "Obligees").  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement dated March 14, 1994 (the "Loan Agreement")

by and among the Obligees and American President Lines, Ltd., a Delaware

corporation ("APL").

               WHEREAS, pursuant to the Loan Agreement and the Agreement

to Acquire and Charter dated as of March 14, 1994 by and among American

President Lines, Ltd., APL Newbuildings, Ltd. and the Obligees, at the

option of APL, APL or APL Newbuildings Ltd. will be obligated for any

Notes issued by it under the Loan Agreement and related Vessel

Indebtedness with respect to the purchase financing of certain of the

HDW or Daewoo Vessels;

               WHEREAS, the registered owner of each Vessel in

accordance with the Loan Documents shall be the sole obligor under all

Notes issued by it under the Loan Agreement, and all related Vessel

Indebtedness, with respect to the purchase financing for such Vessel;

               WHEREAS, the Guarantor, which is the beneficial owner of

all the issued and outstanding capital stock of APL, is entering into this Guarantee in consideration of the Obligees entering into the Loan

Agreement and purchasing the Notes (as defined in the Loan Agreement).

Accordingly, the Guarantor hereby agrees with the Obligees as follows:

               SECTION 1.  GUARANTEE

               1.1  The Guarantee.  The Guarantor hereby guarantees as

primary obligor and not as a surety the full and punctual payment and,

to the fullest extent permitted by applicable law, performance when due of all amounts payable and actions required by APL under the Loan

Documents.  Upon failure by APL to pay punctually any such payment required by it to be paid within any applicable grace periods permitted under such agreements and documents, the Guarantor shall forthwith on demand pay the amount not so paid in immediately available funds as specified in the Loan Agreement.  Upon payment or performance by the

Guarantor of any obligation of APL pursuant to this Section 1.1, APL's obligation with respect to such payment or performance under the Loan

Agreement or any Loan Document as the case may be shall terminate.

               1.2  Guarantee Unconditional.  The obligations of the

Guarantor hereunder shall be irrevocable, unconditional and absolute without regard to:

                     (a)  any amendment, consent or release in respect

       of any of the terms of any of the Loan Documents or of the obligations under any thereof of any Person (provided only that such amendment, consent or release is effected in accordance with the terms of such Loan Documents); or

                     (b)  any taking, holding, exchange, release, non-

       perfection or invalidity of any direct or indirect security for any obligation of APL under the Loan Documents; or

                     (c)  any change in the corporate existence,

       structure or ownership of APL, or any insolvency, bankruptcy,

       reorganization or other similar proceeding affecting APL or its assets; or

                     (d)  the existence of any claim, setoff or other

       rights which the Guarantor may have at any time against APL, HDW or Daewoo; or

                     (e)  any defense arising by reason of any

       invalidity, unenforceability or other defense of APL, or other defense of the Guarantor or by reason of the cessation from any cause whatsoever of the liability either in whole or in part of

       APL to pay any amount payable by APL under the Loan Documents; or

                     (f)  any consent, release, renewal, refinancing,

       refunding, amendment or modification of or addition or supplement to or waiver of any of the terms of any of the Loan Documents or of any other agreement which may be made relating to any of the

       Loan Documents or of the obligations under any thereof of any

       Person (provided only that such consent, release, renewal,

       refinancing, refunding, amendment or modification of or addition or supplement to or waiver is effected in accordance with the terms of such Loan Documents); or

                     (g)  any exercise or non-exercise of any right,

       power, privilege or remedy under or in respect of this Guarantee or any other Loan Document, or any waiver of any such right,

       power, privilege or remedy or of any default in respect of any

       Loan Document, or any receipt of any collateral security or any sale, exchange, surrender, release, discharge, failure to perfect or to continue perfected, loss, abandonment or alteration of, or other dealing with, any collateral security by whomsoever at any time pledged or mortgaged to secure, or however securing, any of the Guarantor's obligations or any liabilities (including

       liabilities of any Guarantor hereunder) incurred directly or indirectly in respect thereof.

               1.3  Discharge Only Upon Payment in Full; Reinstatement

in Certain Circumstances.  The Guarantor's obligations hereunder shall remain in full force and effect until the amounts payable by APL under the Loan Documents shall have been paid in full or the obligations of

APL thereunder have otherwise terminated, whichever is earlier.  If at any time any amount payable by APL under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency,

bankruptcy or reorganization of APL or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated

at such time as though such payment had not been made.

               1.4  Waiver.  The Guarantor irrevocably waives acceptance

of this Guarantee, presentment, demand except as required pursuant to

Section 1.1 hereof, protest, and notice, as well as any requirement that at any time any action be taken by any Person against APL or any other

Person.

               1.5  Subrogation.  Upon making any payment hereunder, the

Guarantor shall be subrogated to the rights of the Obligee under the

Loan Documents against APL with respect to such payment; provided that the Guarantor shall have no right of subrogation and waives, to the fullest extent permitted by applicable law, any right to any security in any right or property which is the subject of any Loan Document and to exercise any remedy which the Obligees have or may hereafter have against APL for payment of money under the Loan until all amounts payable by APL under the Loan Documents have been paid in full or the obligations of APL thereunder have otherwise terminated, whichever is earlier.  Nothing contained in this Guarantee shall preclude the

Guarantor, as the corporate parent of APL, and not as a subrogee, from causing APL to make payments or perform such actions as are required to be performed by APL under the Loan Documents.

               1.6  Payment and Performance Guarantee; No Set-Off or

Deductions; No Waiver.  The Guarantor hereby agrees that (a) this

Guarantee is a guarantee of payment and performance and not of collection, and shall continue in full force and effect and be binding upon the Guarantor, its successors and assigns; and (b) amounts payable hereunder shall be paid when due without set-off or reduction for any reason whatsoever; provided, however, that nothing contained in this

Section shall be construed to be a waiver, modification, alteration or release of any claims which the Guarantor may have for damages or equitable relief for any breach by the Obligees of any provision of the

Loan Agreement or any other Loan Document or for any loss due to any acts taken by the Obligees thereunder.

               1.7  Obligations Unaffected.  Any Obligee may, at any

time and from time to time, without the consent of, or notice to, the

Guarantor, without incurring responsibility to the Guarantor and without impairing, diminishing, or discharging, releasing, suspending,

prejudicing or terminating the obligations of the Guarantor hereunder,

in accordance with the terms and conditions of the Loan Documents and in whole or in part, take or refrain from taking (either directly or indirectly) any and all actions with respect to the Guarantor's obligations, this Guarantee, the other Loan Documents, any collateral security at any time granted or received for any of the Guarantor's obligations, or any Person (including any Guarantor) that such Obligee determines in its sole discretion to be necessary or appropriate,

whether or not such action or refraining from action varies or increases the risk of, such Guarantor; provided, however, that any amount received by any such Obligee as a result of any such action shall correspondingly reduce the Guarantor's obligations hereunder.

               SECTION 2.  Representations and Warranties of the

Guarantor.  The Guarantor represents and warrants to each Obligee that:

               2.1  the Guarantor is a corporation duly organized and

validly existing in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to conduct its business as the same is presently conducted;

               2.2  the Guarantor has legal power and authority to enter

into and carry out the terms of this Guarantee;

               2.3  this Guarantee has been duly authorized by all

necessary action, corporate or other, on the part of the Guarantor, and this Guarantee constitutes in accordance with its terms, a legal, valid and binding instrument enforceable against the Guarantor, except to the extent limited by applicable bankruptcy, reorganization, insolvency,

moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect;

               2.4  except as previously disclosed to the Syndicate

Agent and the Agent in writing, there are no actions, suits or proceedings pending or, to the Guarantor's knowledge, threatened against the Guarantor, which question the validity of this Guarantee or action taken or to be taken by the Guarantor pursuant to this Guarantee which would, if adversely determined, materially and adversely affect the performance by the Guarantor of its obligations hereunder;

               2.5  the execution and delivery of this Guarantee by the

Guarantor and the performance by the Guarantor of its obligations under this Guarantee will not violate any provisions of the Certificate of

Incorporation or Bylaws of the Guarantor and will not result in a breach of the terms and provisions of, or constitute a default under, any other agreement or undertaking by the Guarantor or by which it or any of its property is bound or any order of any court or administrative agency entered in any proceedings binding on the Guarantor, or violate any applicable statute, rule or regulation;

               2.6  the Guarantor is not in default and no Incipient

Default has occurred, in any respect which would materially and adversely affect the ability of the Guarantor to perform its obligations under this Guarantee, under any mortgage, loan agreement, deed of trust,

indenture or other agreement with respect thereto or evidence of indebtedness to which it is a party or by which it is bound, and is not in violation of or in default, in any respect which would materially and adversely affect the ability of the Guarantor to perform its obligations under this Guarantee, under any order, writ, judgment or decree of any court, arbitrator or governmental authority, commission, board, agency or instrumentality, domestic or foreign;

               2.7  the Guarantor has more than one place of business

and the present location of the place of business which is its chief executive office is 1111 Broadway, Oakland, California 94607;

               2.8  the Guarantor has no knowledge of any actual or

proposed deficiency or additional assessment in connection with any

Taxes which either in any case or in the aggregate would be materially adverse to the Guarantor and which would materially and adversely affect the ability of the Guarantor to perform its obligations hereunder;

               2.9  all Taxes (other than taxes based on or measured by

income and withholding taxes), liability for the payment of which has been incurred by the Guarantor in connection with the execution,

delivery and performance by it of each Loan Document to which it is or will be a party, have been paid (or provided for in its accounts if not payable on or prior to the delivery date of the respective Vessel);

               2.10  all governmental consents, licenses, permissions,

approvals, registrations or authorizations or declarations required (i)

to enable it lawfully to enter into and perform its payment obligations under this Guarantee and to require APL to perform its other obligations under each of the Loan Documents to which APL is a party, (ii) to ensure that its respective obligations under clause (i) hereunder are legal,

valid and enforceable and (iii) to make this Guarantee admissible in evidence have been obtained or made and are in full force and effect;

               2.11  it has not taken any corporate action nor to its

knowledge have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its respective assets and revenues;

               2.12  (i) no written representation, warranty or

statement made or other document provided by the Guarantor in connection with the negotiation of this Guarantee at the time when given is or was untrue or contains or contained any misrepresentation of a material fact or omits or omitted to state any material fact necessary to make any such statement herein or therein not misleading and (ii) all financial projections, if any, prepared by the Borrower or the Guarantor and made available to any Lender have been prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's and the Guarantor's control, and that no assurances can be given that any such projections will be realized);

               2.13  ERISA.  To the best knowledge of the Guarantor (i)

each Plan maintained by the Guarantor and each ERISA Affiliate is in substantial compliance in all material respects with ERISA; (ii) no Plan maintained by the Guarantor or any ERISA Affiliate is insolvent or in reorganization; (iii) no Insufficiency or Termination Event has occurred or is reasonably expected to occur, and no "accumulated funding deficiency" exists and no "variance" from the "minimum funding standard"

has been granted (each such term as defined in Part III, Subtitle B, of

Title I of ERISA) with respect to any Plan in which the Guarantor or any of its Subsidiaries, or any ERISA Affiliate is a participant; (iv)

neither the Guarantor nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any

Multiemployer Plan; (v) neither the Guarantor, its Subsidiaries, nor any

ERISA affiliate has received any notification that any Multiemployer

Plan in which it is a participant is in reorganization or has been terminated, within the meaning of Title IV of ERISA and no such

Multiemployer Plan is reasonably expected to be in reorganization or terminated within the meaning of Title IV of ERISA; (vi) no lien imposed under the Code or ERISA on the assets of the Guarantor or any Subsidiary or any ERISA Affiliate exists or is reasonably expected to arise on account of any Plan; (vii) no material liability will be incurred by the

Guarantor, its Subsidiaries, or any ERISA Affiliate if any of them should terminate contributions to any other employee benefit plan maintained by them;

               2.14  it is not an "investment company" or a company

"controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended).

               SECTION 3.  Covenants of the Guarantor.  The Guarantor

covenants to each Obligee that:

               3.1  The Guarantor will not consolidate or amalgamate

with, or merge into, any other entity, or sell, convey, transfer, lease,

or otherwise dispose of all or substantially all of its assets,

including, but not limited to, by dividend (whether by one transaction or a series of transactions and whether related or not);  provided,

however, that it may consolidate or amalgamate with, or merge into, any other entity, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its assets if the buyer, assignee or transferee corporation (the "Assignee") shall be a solvent corporation organized and existing under the laws of the United States of America or any state thereof following such transaction and shall have executed and delivered an agreement, in form and substance reasonably satisfactory to the Obligees, containing an assumption by the Assignee of the due and punctual performance and observance of all covenants and obligations of the Guarantor hereunder, and confirming the accuracy of any

representations and warranties made herein as of the date hereof required with respect to such Assignee;  and provided further that immediately following such transaction, no Incipient Default or Event of

Default shall have occurred and be continuing.

               SECTION 4.  Financial Statements.

               4.1  The Guarantor shall, as soon as possible, provide to

the Agent and the Syndicate Agent (a) but in no event later than one hundred twenty (120) days after the end of each fiscal year, its consolidated audited accounts of all consolidated financial statements of the Guarantor, such financial statements to be prepared in accordance with generally accepted United States of America accounting principles at such time consistently applied and a report thereon by Arthur

Andersen & Co. or other independent public auditors of internationally recognized standing as may be acceptable to the Agent and the Syndicate

Agent, (b) copies of all quarterly reports filed with the Securities and

Exchange Commission and, within seventy-five (75) days after the end of the first three (3) quarters of its fiscal year, unaudited consolidated statements of income and changes in financial position of the Guarantor and related balance sheets for each such period, all certified as true and correct by a financial officer of the Guarantor, (c) as soon as the same is instituted (or, to the knowledge of the Guarantor threatened),

details of any litigation, arbitration or administrative proceedings against or involving the Guarantor, APL or the Vessels which if adversely determined would have a material adverse effect on the

Guarantor, APL and its other subsidiaries on a consolidated basis, or construction of the Vessels, and (d) from time to time, and on demand,

such additional financial or other information relating to the Guarantor as may be reasonably requested by the Agent or the Syndicate Agent.

               SECTION 5.  Miscellaneous

no

no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy.  This Guarantee may not be amended or modified except by written agreement of the Guarantor and the Obligees.

               5.2  All notices or other communications required under

the terms and provisions hereof shall be made in the manner provided in

Section 15.04 of the Loan Agreement addressed as follows:  to (i)

Kreditanstalt fur Wiederaufbau at: Palmengartenstrasse 5-9, D-60325

Frankfurt am Main (if by hand), Postfach 11-11-41, D-60046 Frankfurt am

Main (if by mail), Federal Republic of Germany, Telefax No.: 7431-2944 or 7431-2198; (ii) to Commerzbank AG at:  Ness 7-9, D-20457 Hamburg,

Federal Republic of Germany, Attention:  Stefan E. Kuch, Telefax No.: 49-

40-3683-4068; (iii) to the other Obligees to the addresses as set forth in Schedule 1; and (iv) to the Guarantor at:  1111 Broadway, Oakland,

California 94607; Attention:  Treasurer, Telefax No.: (510) 272-8931.

               5.3  The terms of this Guarantee shall be binding upon,

and inure to the benefit of, the Guarantor and the Obligees and their respective successors and assigns.

an

any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Guarantee is solely a corporate obligation, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past,

present or future, of the Guarantor or of any successor corporation,

because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Guarantee or to be implied herefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of this Guarantee and as a condition of, and as part of the consideration for, the execution of this Guarantee, expressly waived and released.

               5.5  This Guarantee shall be construed in accordance with

and governed by the laws of the State of New York (other than the law of the State of New York governing choice of law).

actio

action or other proceeding arising out of this Agreement or any other

Loan Document referred to therein, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby,

brought by any of the Obligees or their respective successors, subrogees or assigns, (b) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined, in such New York

State or Federal court, and (c) to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, hereby waives such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named New York State or Federal courts, (ii)

that the suit, action or proceeding is brought in an inconvenient forum,

that the venue of the suit, action or proceeding is improper, or

(iii) that this Guarantee or the subject matter hereof may not be enforced in or by such courts or under any applicable law.  The

Guarantor hereby consents to service of process in any suit, action or other proceeding arising out of this Guarantee or the subject matter hereof or any of the transactions contemplated hereby and hereby appoints the Person set forth in Schedule 7 of the Loan Agreement as

Process Agent for the Borrower (the "Process Agent") as its attorneys-in-

fact to receive service of process in such action, suit or proceeding,

it being agreed that service upon the Process Agent shall constitute

valid service upon the Guarantor and its successors and assigns.   The

Guarantor agrees that (x) the sole responsibilities of the Process Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to the Guarantor, by registered airmail, return receipt requested, at its address set forth in Section 5.2 hereof, or at the last address filed in writing by it with the Process Agent and (iii)

to give prompt telegraphic notice of receipt thereof to the Guarantor at such address and (y) the Process Agent shall have no responsibility for the receipt or nonreceipt by the Guarantor of such process, nor for any performance or nonperformance by it or its respective successors or assigns.  The Guarantor hereby agrees to pay to the Process Agent such compensation as shall be agreed upon from time to time by it and the

Process Agent for the Process Agent's services hereunder.  The Guarantor hereby agrees that its submission to jurisdiction and its designation of the Process Agent set forth above is made for the express benefit of each of the Obligees and their respective successors, subrogees and assigns.  The Guarantor agrees that it will at all times continuously maintain a Process Agent to receive service of process in the City of

New York or San Francisco, California on behalf of itself and its properties with respect to this Agreement, and in the event that, for any reason, the Process Agent named pursuant to this Section 5.6 shall no longer serve as Process Agent to receive service of process on the

Guarantor's behalf, the Guarantor shall promptly appoint a successor

Process Agent.  The Guarantor further agrees that a final judgment against the Guarantor in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Guarantor therein described; provided that nothing in this Section 5.6 shall affect the right of the Guarantor or the Obligees or their respective successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of the Guarantor or the

Obligees or their respective successors, subrogees or assigns to bring any action or proceeding against the Guarantor or the Obligees, as the case may be, or its property in the courts of other jurisdictions.  In the event of the transfer of all or substantially all the assets and business of the Process Agent to any other corporation, by

consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for the Process Agent with the same effect as if named herein in place of the Process Agent.  THE

GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO

WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER

(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT

OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY OTHER LOAN

DOCUMENT REFERRED TO THEREIN, OR THE RELATIONSHIP ESTABLISHED HEREUNDER

AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR

BEFORE OR AFTER THE PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF THE

GUARANTOR'S OBLIGATIONS UNDER THIS AGREEMENT.

               5.7  Currency of Account.  (a)  The Dollar is the

currency of account or each and every sum due from the Guarantor to the

Obligees under this Guarantee in respect of any of the Obligations.

               (b)  If after the occurrence of any Event of Default, any

sum is due from the Guarantor under this Guarantee or if any order or judgment given or made in relation hereto has to be converted from the currency ("the first currency") in which the same is payable hereunder or under such order or judgment into another currency ("the second currency") for the purpose of:

              (i)  making or filing a claim or proof against the

       Guarantor;

           (ii)  obtaining an order or judgment in any court or

       tribunal; or

          (iii)  enforcing any order or judgment given or made in

       relation hereto.

               (c)  The Guarantor shall indemnify and hold harmless the

Obligees from and against any damages or losses suffered as a result of any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which any Obligee may in the ordinary course of business purchase the first currency with the second currency in the Frankfurt foreign exchange market upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  The above indemnity shall constitute a separate and independent obligation of the Guarantor from its other obligations and shall apply irrespective of any indulgence granted by such Obligee.

               5.8  If any term of this Guarantee and any other

application thereof shall be invalid or unenforceable, the remainder of this Guarantee and any other application of such terms shall not be affected thereby.

               5.9  This Guarantee shall be binding upon, inure to the

benefit of, and be enforceable by, the Guarantor and each of the

Obligees and their respective successors and assigns.

               IN WITNESS WHEREOF, the Guarantor has caused this

Guarantee to be duly executed as of the date first set forth herein.



                                             AMERICAN PRESIDENT
COMPANIES, LTD.



                                             By:    Will M. Storey
Title:Executive Vice President
                                                              SCHEDULE 1


                    NAMES AND ADDRESSES OF SYNDICATE MEMBERS



Syndicate Member                     Address

Commerzbank AG (Kiel Branch)  Holstenstrasse 64
                                             D-24103 Kiel
                                             Federal Republic of Germany
                                             Attention:  Mr. Claes
                                             Telex:  292898 CBKD
                                             Telecopy:  49-431-9974-372

Dresdner Bank AG in Hamburg   Jungfernstieg 22
                                             D-20354 Hamburg
                                             Federal Republic of Germany
                                             Attention:  Mr. Roller
                                                              Mr.
Bottcher
                                             Telex:  2157170 DR D
                                             Telecopy:  49-40-3501-3818

Vereins- und Westbank AG             Alter Wall 22
                                             D-20457 Hamburg
                                             Federal Republic of Germany
                                             Attention:  Mr. Kopcke
                                                              Mrs.
Mertens
                                             Telex:  215164 VH D
                                             Telecopy:  49-40-3692-3696

Deutsche Schiffsbank AG              Domshof 17
                                             D-28195 Bremen
                                             Federal Republic of Germany
                                             Attention:  Mr. Pieper
                                                              Mr. Onnen
                                             Telex:  244870 DSBR D
                                             Telecopy:  49-421-323539

Norddeutsche Landesbank -     Georgsplatz 1
Girozentrale                         D-30159 Hannover
                                             Federal Republic of Germany
                                             Attention:  Mr. Hartmann
                                             Telex:  921634 GZH D
                                             Telecopy:  49 511 36 14785

Deutsche Verkehrs-Bank AG     Filiale Hamburg
                                             Ballindamm 6
                                             D-20095 Hamburg
                                             Federal Republic of Germany
                                             Attention:  Mr. Spincke
                                             Telex:  402077 DVB
                                             Telecopy:  49-40-308004-12

Banque Internationale a
  Luxembourg S.A.                    2 Boulevard Royal
                                             L-2953 Luxembourg
                                             Attention:  Mr. Jean Pierre
Vernier
                                             Telex: 3326 BIL LU
                                             Telecopy:  35-2-4590-2010